EXHIBIT 99.1

Orange County Bancorp, Inc. Announces the Appointment of Kevin J. Keane to the Board of Directors

MIDDLETOWN, N.Y. – January 21, 2022 — The Board of Directors and CEO Michael Gilfeather of Orange County Bancorp, Inc. (the “Company” - Nasdaq: OBT), parent company of  Orange Bank & Trust Company (the “Bank”) are pleased to announce the appointment of Kevin J. Keane to the Company’s Board of Directors effective January 21, 2022. Mr. Keane will also serve on the Board of Orange Bank & Trust Company.

“The appointment of Kevin supports the institution’s overall expansion strategy into Westchester County. We wanted to identify a significant business leader in that market and Kevin is the perfect fit,” said Lou Heimbach, Chairman of the Board of Directors.

Michael Gilfeather, President and CEO added, “Kevin brings diverse knowledge and a fresh viewpoint to the Board and we welcome his additional participation in overseeing the affairs of the Bank.”

Mr. Keane is the Managing Partner for PKF O’Connor Davies, the nation’s 27th largest Accounting and Advisory firm.  Mr. Keane took the helm at PKF O’Connor Davies, headquartered in Westchester, with just 50 employees and grew the organization to the nearly 1,500 team members and 13 eastern seaboard locations it has today.  PKF O’Connor Davies is a perineal Best Place to Work recipient.  In 2017, Mr. Keane was inducted into Accounting Today’s prestigious Managing Partner Elite Class. This distinction, given to only 10 managing partners each year, recognizes individuals who have demonstrated outstanding leadership qualities and an ability to drive growth and innovation. With more than 30 years’ experience, Mr. Keane is recognized for delivering outstanding accounting and business advisory services and exceptional client experiences to the high-net-worth and family-owned companies in the manufacturing, distribution, real estate, construction industries and more.

“It is impressive to see the Bank’s growth the last few years, and the marketplace needs a bank like Orange Bank and Trust” said Mr. Keane.  “Professionals and businesses value relationships and exceptional service when it comes to their banking needs. Orange Bank & Trust has been providing that to their clients for over 125 years. I am honored to join the Board of Directors and look forward to helping chart the course for future Bank growth.”

Mr. Keane’s commitment to the local and regional community is strong. He is an ardent supporter of various charities and an active participant in many Westchester and Tri-State nonprofit organizations. He was a founder of The Westchester Bank and served on the Board until they were acquired. Mr. Keane is a graduate of the State University of New York at Albany and earned his MBA in corporate finance from Pace University.

About Orange County Bancorp Inc.
Orange County Bancorp, Inc. is the parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc. Orange Bank & Trust Company is an independent bank that began with the vision of 14 founders over 125 years ago. It has grown through ongoing innovation and an unwavering commitment to its community and business clientele to more than $2.0 billion in total assets. Hudson Valley Investment Advisors, Inc. is a Registered Investment Advisor in Goshen, NY. It was founded in 1996 and was acquired by the Company in 2012. In recent years, Orange Bank & Trust has added branches in Rockland, Westchester and the Bronx.

Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. Further, given its ongoing and dynamic nature, it is difficult to predict what the continuing effects of the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, continue to result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely.
The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.